                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to / / Rule 240.14a-11(c) or / / Rule 240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          Check Technology Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of
     Schedule 14A
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          CHECK TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 19, 1998

    Notice is hereby given that the Annual Meeting of Shareholders of Check Technology Corporation will be held at the offices of the Company, 12500 Whitewater Drive, Minnetonka, Minnesota 55343-9420 on Thursday, March 19, 1998, at 3:00 p.m., Central Standard Time, for the following purposes:

        1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

        2. To ratify and approve the selection of independent public accountants for the current fiscal year.

        3.  To ratify and approve the adoption of the Company's 1997 Stock Plan.

        4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on January 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,
                                          Thomas H. Garrett III
                                          SECRETARY

Minnetonka, Minnesota
January 31, 1998

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                          CHECK TECHNOLOGY CORPORATION
                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Check Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 19, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 12500 Whitewater Drive, Minnetonka, Minnesota 55343-9420, and its telephone number is (612) 939-9000. The mailing of this proxy statement to shareholders of the Company commenced on or about January 31, 1998.

    The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of January 27, 1998 consists of 6,343,745 shares of $.10 par value Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on January 27, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

    The following table includes information as of January 28, 1998 concerning the beneficial ownership of the holdings of Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and officers of the Company as a group.

                                                                           SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                              OWNED             PERCENT OF CLASS
-----------------------------------------------------------------------  ------------------------  -------------------

Austin W. Marxe........................................................            628,000(2)                 9.9%
  AWM Investment Company, Inc.
  153 East 53rd Street
  New York, NY 10022

Jay A. Herman(3)(4)....................................................            148,150(5)                 2.3%

Robert Reznick(3)......................................................             94,525(5)(6)              1.5%

Thomas H. Garrett III(3)...............................................             22,500(5)(7)                *

Gary R. Holland(3).....................................................             21,166(5)                   *

Oscar Victor(3)........................................................             24,500(5)                   *

All officers and directors as a group (9 persons)......................            406,566(5)                 6.3%

------------------------

 *  Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Includes 455,000 shares held by Special Situations Fund III, L.P. and 150,000 shares held by Special Situations Cayman Fund, L.P., of which AWM Investment Company has the right to sell 605,000 shares. The controlling shareholder and Chief Executive Officer of AWM Investment Company is Austin
    W. Marxe, who also individually owns 23,000 shares.

(3) Serves as a director of the Company and has been nominated for reelection.

(4) Serves as an executive officer of the Company and appears in the Summary Compensation Table below.

(5) Includes the following number of shares which could be purchased under stock options exercisable within 60 days from the date hereof: Mr. Herman, 37,500 shares; Mr. Reznick, 20,200 shares; Mr. Garrett, 5,834 shares; Mr. Holland, 9,166 shares; Mr. Victor, 20,160 shares; and all officers and directors as a group, 112,860 shares.

(6) Includes 15,000 shares held by the Robert and Anne Reznick Family Foundation and 5,174 shares held in an irrevocable insurance trust. Mr. Reznick disclaims beneficial ownership of such shares.

(7) Includes 6,000 shares held by Mr. Garrett's spouse. Mr. Garrett disclaims beneficial ownership of such shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to serve during the following year. The Bylaws also authorize the Board to increase the number of directorships between annual meetings of shareholders. Management has recommended that the number of directors to be elected this year be set at five.

    The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each nominee is presently a director of the Company. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not presently known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

--------------------------------------------------------------------------------

Robert Reznick                         Chairman of the Board of Directors
Director since 1986                    of Fidelity Bank, Edina, Minnesota
Age--78

    Mr. Reznick is the Chairman of the Board of the Company. Mr. Reznick also served as Chairman of the Board of Craig-Hallum Corporation, a holding company with interests in the securities and investment banking industries, from 1969 through June 1992.

--------------------------------------------------------------------------------

Jay A. Herman                          President of the Company
Director since 1989                    since June 1989
Age--50

    Mr. Herman joined the Company as Executive Vice President and Chief Financial Officer in May 1988 and was promoted to President in June 1989. Prior to joining the Company, Mr. Herman was Vice President and Chief Financial Officer of Gelco Corporation's International Division. He held that post from 1986 to 1988. Between 1979 and 1986, Mr. Herman held the positions of Vice President of Administrative Services for Gelco Corporation and Director of Planning and Budgets for Gelco's Fleet Leasing Division. Before joining Gelco, Mr. Herman held several positions with General Mills.

--------------------------------------------------------------------------------

Thomas H. Garrett III                  Business Consultant
Director since 1986
Age--52

    Mr. Garrett is Secretary to the Company and has been a business consultant since July 1996. Prior to July 1996, Mr. Garrett was a partner at the law firm of Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota for more than the last five years. He served as its Managing Partner from 1993 through 1995. Mr. Garrett is also a director of St. Jude Medical, Inc. and Lifecore Biomedical, Inc.

--------------------------------------------------------------------------------

Gary R. Holland                        Managing Partner, Holland &
Director since 1992                    Associates, a Minneapolis-
Age--55                                based consulting firm

    Mr. Holland previously served as President and Chief Executive Officer of DataCard Corporation, a Minneapolis, Minnesota-based manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals, from 1982 to 1992. He is also Chairman of the Board of Directors of Datakey, Inc., a manufacturer of electronic security devices.

--------------------------------------------------------------------------------

Oscar Victor                           Chief Executive Officer of
Director since 1986                    VIC Research and Development
Age--78                                Company, a research and consulting
                                       company in Minneapolis, Minnesota

    Mr. Victor serves on the Board of Directors of General Securities, Incorporated, a Minneapolis based mutual fund.

--------------------------------------------------------------------------------

VOTE REQUIRED

    The affirmative vote of a majority of the shares represented at the meeting of the Company's Voting Stock is required for the election of the nominees.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF THE NOMINEES.

                            ------------------------

    The Board of Directors met five times during fiscal 1997. The Board of Directors has two standing committees, the Executive Committee and the Audit Committee. The Executive Committee is currently composed of Messrs. Reznick and Herman. The Executive Committee met seven times during fiscal 1997. The Executive Committee has the power of the Board and also acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Audit Committee is currently comprised of Messrs. Holland and Garrett. The Audit Committee met twice in fiscal 1997 and has met once since September 30, 1997 to review the 1997 audit and the recommendations of the Company's independent auditors. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews audited financial statements of the Company. Each director attended 75% or more of the meetings during fiscal 1997 of the Board of Directors and Board Committees on which he served.

    The Company does not have a nominating committee or a compensation committee.

    The Check Technology Corporation 1991 Stock Plan (the "1991 Plan") provides for the automatic granting of a defined number of non-qualified options to non-employee directors. The 1991 Plan provides that each non-employee director who is first elected a director (whether by vote of shareholders or directors) shall receive an option to purchase 10,000 shares of the Company's Common Stock at such date. At the third anniversary date of an option grant a non-employee director who continues to serve as a member of the Board shall automatically be granted an option to purchase an additional 10,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. Messrs. Garrett, Reznick and Victor received options for 10,000 shares on March 14, 1994 at $4.38 per share and Mr. Holland received an option for 10,000 shares on December 30, 1995 at $9.63 per share. On October 1, 1996, as voted by the Board of Directors, Messrs. Reznick, Victor, Garrett and Holland each received options for 7,500 shares at $9.63 per share. All of these options have ten-year terms and will be exercisable as to one-third of the shares subject to the option on each of the first three anniversary dates of the option grant.

    During fiscal 1997, directors were paid a fee of $1,000 for each meeting attended of the Board of Directors and $500 for each meeting attended of any committee on which they serve. No compensation for serving as a director was paid to Mr. Herman.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending September 30, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Jay A. Herman, the Company's President and Chief Executive Officer (the "Named Executive"). No other executive officer of the Company received total cash compensation exceeding $100,000 during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                   -------------
                                                       ANNUAL COMPENSATION          RESTRICTED
                                                ---------------------------------      STOCK           ALL OTHER
NAME AND POSITION                                 YEAR     SALARY($)    BONUS($)   AWARDS($)(1)   COMPENSATION($)(2)
----------------------------------------------  ---------  ----------  ----------  -------------  -------------------
Jay A. Herman.................................       1997  $  193,975  $   35,000   $   240,625        $   4,500
  President and Chief Executive                      1996     186,680      75,600             0            4,500
    Officer                                          1995     179,500     103,000             0            1,875

------------------------

(1) Reflects a grant of 25,000 shares of restricted stock on October 1, 1996 at which the fair market value of the Company's stock was $9.625. This award vests over five years in equal increments.

(2) Reflects 401(k) matching contributions under the Company's Profit Sharing Plan.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive concerning the exercise of options during 1997 and unexercised options held as of September 30, 1997:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                   VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS AT FY-END(#)      OPTIONS AT FY-END($)(2)
                               SHARES ACQUIRED        VALUE         --------------------------  --------------------------
NAME                           ON EXERCISE(#)     REALIZED($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------  ---------------  ------------------  -----------  -------------  -----------  -------------
Jay A. Herman................        29,000         $   68,875          37,500        25,000        --            --

------------------------

(1) Based on the difference between the exercise price and the market value at the date of exercise.

(2) Based on a market price of $4.875 per share for the Company's Common Stock as of September 30, 1997.

EMPLOYMENT AGREEMENTS

    Effective October 1, 1994, the Board approved a new Employment Agreement for Mr. Herman with a term through September 30, 1999. Under the agreement, Mr. Herman receives a minimum base salary of $179,500 and is eligible for fringe benefits made available to executive officers of the Company. The agreement also provides that, if Mr. Herman's employment is terminated (1) by the Company for reasons other than death, retirement, disability or "Cause;" or (ii) by Mr. Herman for "good reason," following a "change in control" as defined in the agreement, then the Company shall pay a severance payment equal to the greater of $538,500 or three times Mr. Herman's full compensation (base plus incentive compensation and other items) during the period prior to the termination. In general, a change in control would occur when there has been a change in the controlling persons reported in the Company's proxy statement, when 30% or more of the Company's outstanding voting stock is acquired by any person, or when the current members of the Board of Directors or their successors, elected or nominated by such members, cease to be a majority of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The full Board of Directors of the Company acts as the Compensation Committee. Jay A. Herman, the President of the Company, served on the Board of Directors during 1997.

REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executives are made by the entire Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

    The Company uses various compensation surveys and outside consultants to develop its compensation strategy and plans. The Board also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Board would be free to do so in the exercise of its independent judgment.

    There are four components to the Company's executive compensation program:
(1) base salary; (2) bonus; (3) stock option; and (4) profit sharing/retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Board has adjusted the mix of the compensation components from year to year according to survey data and the Company's performance.

    BASE SALARY. Executive base salaries are adjusted annually based on cost of living adjustments. Historically, base compensation increases have rarely exceeded 5%. Exceptions have been made in cases where job skills, performance and competitive salary information justify same.

    BONUS. The Board annually approves executive bonuses based upon the achievement of predetermined earnings and development objectives the Board believes are critical to the Company's long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the Chief Executive Officer.

    STOCK OPTIONS. The Company's current stock option plans include executives, managers and key employees. Stock options have been granted periodically by the Board of Directors. The Company's 1991 and 1997 Plans allow the grant of options, both incentive and non-qualified, as well as restricted and deferred stock awards. Restricted stock grants have been used sparingly. The Company's option grants and restricted stock awards are subject to time vesting in 20%--25% annual increments commencing on the first anniversary of the date of grant. During fiscal 1997, the Company granted stock options to purchase an aggregate of 56,000 shares of common stock to 23 executive officers and employees of the Company, and granted an aggregate of 80,000 shares of restricted stock to 8 executive officers and employees.

    PROFIT SHARING/RETIREMENT. The Company sponsors a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Board approves the corporate matching formula for all employees.

    CHIEF EXECUTIVE COMPENSATION. Mr. Herman's compensation for the period 1995-1997 is shown in the summary compensation table above. The Board of Directors believes that Mr. Herman has managed the

Company extremely well in a difficult competitive environment and that his compensation is consistent with this evaluation. Mr. Herman has been subject to employment agreements with the Company since 1990. The Agreement (described in "Employment Agreements" set forth above) provides that the Board may increase Mr. Herman's base salary from time to time as it deems advisable.

                 Submitted by the Company's Board of Directors:

                                          Robert Reznick, Chairman
                                          Thomas H. Garrett
                                          Jay A. Herman
                                          Gary R. Holland
                                          Oscar Victor.

STOCK PERFORMANCE

    The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Total Return Index for the Nasdaq Stock Market--U.S. Companies and a peer group made up of the following four companies whose business is selling capital equipment to the industrial printing industry: Baldwin Technology Company Inc., Gunther International Ltd., Publishers Equipment Corp., and Stevens International, Inc. The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on October 1, 1991 and assuming reinvestment of all dividends. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE COMPANY     NASDAQ INDEX   PEER GROUP INDEX
1992                 $100            $100               $100
1993                 $146            $131               $141
1994                 $321            $132               $151
1995                 $425            $182               $185
1996                 $564            $216                $92
1997                 $279            $297               $134

                                   PROPOSAL 2
                              APPROVAL OF AUDITORS

    Ernst & Young LLP, independent public accountants, have been auditors for the Company since its inception. They have been reappointed by the Board of Directors, upon recommendation of the Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Ernst & Young LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

    A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP.

                                   PROPOSAL 3
                          ADOPTION OF 1997 STOCK PLAN

GENERAL INFORMATION

    On June 28, 1997, the Company's Board of Directors adopted the Check Technology Corporation 1997 Stock Plan (the "1997 Plan"), subject to ratification and approval by the shareholders of the 1997 Plan. The purpose of the 1997 Plan is to enable the Company to retain and attract executives and other key employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1997 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock awards.

    The principal features of the 1997 Plan are summarized below.

    SHARES AVAILABLE UNDER 1997 PLAN. The maximum number of shares of common stock reserved and available under the 1997 Plan for awards is 750,000 (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1997 Plan.

    ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1997 Plan. The 1997 Plan shall be administered by the Board or, in its discretion, by a committee of not less than two non-employee directors who are both "outside directors" as defined in the 1997 Plan (the "Committee"), who shall be appointed by the Board of Directors. The term "Board" as used in this section refers to the Board or, if the Board has delegated its authority, the Committee. The Board will have the power to make awards (other than awards to non-employee directors), determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1997 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1997 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1997 Plan.

AWARDS UNDER 1997 PLAN

    STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended ("Code") or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1997 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

    Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of one year (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of one month or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

    No incentive stock options shall be granted under the 1997 Plan after June 28, 2007. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1997 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

    Pursuant to a limitation in the 1997 Plan, no eligible person may be granted any stock options for more than 250,000 shares of common stock in the aggregate during any fiscal year. This limitation is included pursuant to Section 162(m) of the Internal Revenue Code, which provides a $1 million limitation on the compensation of certain executive officers that is deductible by the Company for federal income tax purposes. The limitation on stock options granted to an individual during any fiscal year is intended to preserve the Company's federal tax deduction for compensation expense related to stock options that may be granted to executive officers under the 1997 Plan.

    The 1997 Plan does not currently provide for annual automatic grants to non-employee directors. The Board, may, at its discretion, however, amend the 1997 Plan to provide for such annual automatic grants to directors who are not employees of the Company upon such terms and conditions as the Board deems advisable.

    STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option, either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

    RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1997 Plan.

    If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

    DEFERRED STOCK. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

    Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within one month after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "Applicable Holding Periods"), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. As part of the Taxpayer Relief Act of 1997, Congress modified the maximum federal income tax rate for most long-term capital gains recognized after May 6, 1997. Under the new law, capital gains resulting from property held for more than 18 months will be taxed at a reduced maximum rate of 20%. Capital gains resulting from property held for less than 18 months but more than one year will continue to be taxed at a maximum rate of 28%, and capital gains resulting from property held for less than one year will continue to be taxed at ordinary income rates.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

    SARS. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

    RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

    WITHHOLDING. The 1997 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1997 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

    Upon approval of the 1997 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the shares of common stock issuable under the 1997 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED

    Shareholder approval of the 1997 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 STOCK PLAN.

                             SHAREHOLDER PROPOSALS

    The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Check Technology Corporation 1999 Annual Meeting of Shareholders is expected to be held on or about March 18, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about January 31, 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 15, 1998.

                                    GENERAL

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's Common Stock. During fiscal 1997, all such reports were filed in a timely manner.

OTHER MATTERS

    The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

    The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended September 30, 1997. A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

                                          BY THE ORDER OF THE
                                          BOARD OF DIRECTORS
                                          Thomas H. Garrett III
                                          SECRETARY

                                                                        APPENDIX

                          CHECK TECHNOLOGY CORPORATION
                                1997 STOCK PLAN

    SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

    The name of this plan is the Check Technology Corporation 1997 Stock Plan (the "Plan"). The purpose of the Plan is to enable Check Technology Corporation (the "Company") to retain and attract executives and other key employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    a. "BOARD" means the Board of Directors of the Company as it may be comprised from time to time.

    b. "CAUSE" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

    c. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    d. "COMMITTEE" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

    e. "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent Corporation or a Subsidiary of the Company to render services and who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A director who is not an employee may serve as a Consultant.

    f. "COMPANY" means Check Technology Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

    g. "DEFERRED STOCK" means an award made pursuant to Section 8 below of the right to receive stock at the end of a specified deferral period.

    h. "DISABILITY" means permanent and total disability as determined by the Committee.

    i. "EARLY RETIREMENT" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

    j. "FAIR MARKET VALUE" means the value of the Stock on a given date as determined by the Committee in accordance with the applicable Treasury Department regulations with respect to "incentive stock options."

    k. "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

    l. "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

    m. "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

    n. "NORMAL RETIREMENT" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

    o. "OUTSIDE DIRECTOR" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company (other than acting as Secretary for no compensation as such); (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company (other than acting as Secretary for no compensation as such); (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

    p. "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    q. "RESTRICTED STOCK" means an award of shares of Stock that are subject to restrictions under Section 7 below.

    r.  "RETIREMENT" means Normal Retirement or Early Retirement.

    s.  "STOCK" means the Common Stock of the Company.

    t. "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between
       (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

    u. "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5 below.

    v. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    SECTION 2.  ADMINISTRATION.

    The Plan shall be administered by the Board of Directors or by a Committee of not less than two directors, all of whom shall be Non-Employee Directors upon the Company becoming subject to the insider reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and also Outside Directors upon the Company becoming subject to the requirements of Rule 162(m) of the Code. Committee members shall be appointed by the Board of Directors of the Company and shall serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically states otherwise.

    The Committee shall have the power and authority to grant to eligible employees, directors or Consultants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, or (iv) Deferred Stock awards.

    In particular, the Committee shall have the authority:

        (i) to select the officers, directors and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards may from time to time be granted hereunder;

        (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

       (iii) to determine the number of shares to be covered by each such award granted hereunder;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto);

        (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not executive officers of the Company.

    All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

    SECTION 3.  STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for distribution under the Plan shall be 750,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

    Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

    SECTION 4.  ELIGIBILITY.

    Officers, directors, other key employees of the Company and Subsidiaries, and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

    Notwithstanding the foregoing, upon the Company becoming subject to the requirements of Section 162(m) of the Code, no person shall receive grants or awards under this Plan which exceed 250,000 shares during any fiscal year of the Company.

    SECTION 5.  STOCK OPTIONS.

    Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after the tenth anniversary of the date this Plan is adopted by the Company's Board of Directors.

    The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

    (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

    (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

    (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, provided, however, that upon the Company becoming subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, a Stock Option granted to an officer, director or 10% shareholder of the Company shall not be exercisable for a period of six (6) months after the date of grant unless the Stock Option has been approved by the Board, the Committee or shareholders of the Company. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company.

    Notwithstanding anything contained in the Plan to the contrary, unless the certificate or agreement evidencing a Stock Option provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

    The grant of a Stock Option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at any time in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. Unless the terms of an option prohibit doing so, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 13.

    (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

    (f) TERMINATION BY DEATH. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

    (g) TERMINATION BY REASON OF DISABILITY. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to

Disability, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

    (h) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

    (i) OTHER TERMINATION. Unless otherwise determined by the Committee, in the event an optionee's continuous status as an employee or Consultant terminates (other than upon the optionee's death, Retirement or Disability), the Stock Option shall thereupon terminate except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of one month or the balance of the option's term.

    (j) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    (k) DIRECTORS WHO ARE NOT EMPLOYEES. The Board of Directors may, at its discretion, amend this Plan to provide for annual automatic grants to directors who are not employees of the Company upon such terms and conditions as the Board deems advisable. In the event discretionary Stock Options are granted to members of the Committee, such Stock Options shall be granted by the Board.

    SECTION 6.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the Stock Option.

    In the event Stock Appreciation Rights are granted to members of the Committee, such rights shall be granted by the Board.

    A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

    A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

       (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
    Section 5 of the Plan.

        (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

        (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

    SECTION 7.  RESTRICTED STOCK.

    (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, directors, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

    In the event Restricted Stock awards are granted to members of the Committee, such awards shall be granted by the Board.

    (b) AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

        (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Check Technology Corporation 1997 Stock Plan and an Agreement entered into between the registered owner and Check Technology Corporation. Copies of such Plan and Agreement are on file in the offices of Check Technology Corporation, 12500 Whitewater Drive, Minnetonka, Minnesota 55343."

        (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

    (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

        (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

        (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 13). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

       (iii) Subject to the provisions of the award agreement and paragraph
    (c)(iv) of this Section 7, upon termination of employment, directorship (if the award was based on services as a director) or consulting relationship for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

        (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

        (v) Notwithstanding anything contained in the Plan to the contrary, unless the agreement evidencing a Restricted Stock Award provides otherwise, all restrictions on an Restricted Stock Award shall lapse sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

    SECTION 8.  DEFERRED STOCK AWARDS.

    (a) ADMINISTRATION. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, directors, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period" during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred

Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

    In the event Deferred Stock awards are granted to members of the Committee, such awards shall be granted by the Board.

    (b)  TERMS AND CONDITIONS.

        (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

        (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

       (iii) Subject to the provisions of the award agreement and paragraph
    (b)(iv) of this Section 8, upon termination of employment, directorship (if the award was based on services as a director) or consulting relationship for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

        (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

        (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

        (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

    SECTION 9.  TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

    (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

    (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

    SECTION 10.  AMENDMENTS AND TERMINATION.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would adversely impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

    The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher Stock Option prices.

    SECTION 11.  UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    SECTION 12.  ANCILLARY PLANS FOR NON-U.S. EMPLOYEES.

    The Committee may from time to time at its discretion create one or more stock option plans which are ancillary to this Plan and intended for employees of the Company or any Subsidiary who are located outside the United States. The Committee shall then allocate from time to time to such ancillary plans designated portions of the shares available for grant under this Plan. Such ancillary plans shall be subject to the provisions of this Plan and to whatever provisions are set forth in the ancillary plan to satisfy legal and tax requirements of the foreign country to whose residents the ancillary plan relates.

    SECTION 13.  GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

    (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

    (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 13(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

    (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

    (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

    (g) The Plan is expressly made subject to the approval by shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan's adoption by the Board of Directors, then no further awards shall be made under this Plan, any existing Non-Qualified Stock Options shall remain in force in accordance with their terms under this Plan, and any existing Incentive Stock Options shall become and be Non-Qualified Stock Options.

Adopted by Board of Directors: June 28, 1997

Adopted by Stockholders:
-------------------

                          CHECK TECHNOLOGY CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS

                     For the Annual Meeting of Shareholders

                                 March 19, 1998

    The undersigned hereby appoints Robert Reznick and Thomas H. Garrett III, or either of them, proxies with full power of substitution to vote all shares of stock of Check Technology Corporation of record in the name of the undersigned at the close of business on January 27, 1998, at the Annual Meeting of Shareholders to be held in Minnetonka, Minnesota on March 19, 1998, or at any adjournment or adjournments thereof, hereby revoking all former proxies:

1.         ELECTION OF DIRECTORS.                   WITHHOLD AUTHORITY
           FOR ALL NOMINEES LISTED BELOW            TO VOTE FOR NOMINEES
           (EXCEPT AS INDICATED TO THE CONTRARY)    LISTED BELOW / /
           / /

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Robert Reznick, Jay A. Herman, Thomas H. Garrett III, Gary R. Holland and Oscar Victor

2.         PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         PROPOSAL TO RATIFY AND APPROVE THE ADOPTION OF THE 1997 STOCK PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4.         IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MATTERS SUMMARIZED ABOVE UNLESS OTHERWISE SPECIFIED.
                                              Dated ______________________, 1998
                                              __________________________________
                                              __________________________________

                                              Please sign name(s) exactly as
                                              shown at left. When signing as
                                              executor, administrator, trustee
                                              or guardian, give full title as
                                              such; when shares have been issued
                                              in names of two or more persons,
                                              all should sign.